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                                  Exhibit 24.3

                    Consent of Wenner, Silvestain & Company, independent certified public accountants

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                         [GRAPHIC OF LETTERHEAD OMITTED]


              Consent of Independent Certified Public Accountants

We consent to the inclusion in the registration statement on Form S-8 of our report dated November 22, 1993, on our audit of the financial statements of DCX, Inc. We also consent to the reference to our firm as "Experts."

/S/  Wenner, Silvestain and Company
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Wenner, Silvestain and Company
Englewood, Colorado
September 25, 1996